Exhibit 10.3

EXECUTION

SECOND AMENDMENT TO THE PRODUCT DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT BETWEEN SMITHKLINE BEECHAM

CORPORATION D/B/A GLAXOSMITHKLINE AND EXELIXIS, INC. DATED

AS OF OCTOBER 28, 2002.

This SECOND AMENDMENT (the “Second Amendment”) is entered into as of June 13, 2008 (the “Second Amendment Effective Date”), by and between SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation, doing business as GlaxoSmithKline (“GSK”), and EXELIXIS, INC., a Delaware corporation (“EXEL”). EXEL and GSK are each referred to herein individually as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Product Development and Commercialization Agreement dated as of October 28, 2002, and as amended by the Parties on January 10, 2005 (collectively, the “Development Agreement”) under which EXEL and GSK formed a broad alliance to discover, develop and commercialize novel therapeutics; and

WHEREAS, the Parties now desire to amend certain provisions of the Development Agreement as set forth below in this Second Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contain, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.	AMENDMENT OF THE DEVELOPMENT AGREEMENT

The Parties hereby agree to amend the terms of the Development Agreement as provided below, effective as of the Second Amendment Effective Date. To the extent that the Development Agreement is explicitly amended by this Second Amendment, the terms of this Second Amendment will control where the terms of the Development Agreement are contrary to or conflict with the following provisions. Where the Development Agreement is not explicitly amended, the terms of the Development Agreement will remain in full force and effect. Capitalized terms used in this Second Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Development Agreement.

1.1 Amendment of Section 1.29. Section 1.29 is hereby deleted in its entirety and replaced with the following:

“1.29 [Intentionally left blank.]”

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

1.2 Amendment of Section 1.94. Section 1.94 is hereby deleted in its entirety and replaced with the following:

“1.94 [Intentionally left blank.]”

1.3 Amendment of Section 1.118. Section 1.118 is hereby deleted in its entirety and replaced with the following:

“1.118 “Product” shall mean, [ * ].”

1.4 Amendment of Section 3.9. Section 3.9 is hereby deleted in its entirety and replaced with the following:

3.9 Future Acquired Technology. [ * ].

1.5 Amendment of Section 5.4. Section 5.4 is hereby deleted in its entirety and replaced with the following:

“5.4. [Intentionally left blank.]”

1.6 Amendment of Section 5.5.1. Section 5.5.1 is hereby deleted in its entirety and replaced with the following:

“5.5.1 Termination of Development by GSK. In the event that GSK exercises its Development Election and accepts a particular Licensed Product into the Commercialization Program and thereafter[ * ].”

1.7 Amendment of Section 6.3.2. Section 6.3.2 is hereby deleted in its entirety and replaced with the following:

“6.3.2. [Intentionally left blank.]

1.8 Amendment of Section 7.1.1. Section 7.1.1 is hereby deleted in its entirety and replaced with the following:

“7.1.1 Regarding Targets and Compounds. Except as necessary to perform its obligations under this Agreement, EXEL shall not, either alone, through an Affiliate or with any Third Party:

(a)	during [ * ];

(b)	during [ * ]; and

(c)	[Intentionally left blank.]

(d)	During [ * ].”

1.9 Amendment of Section 13.1.1. Section 13.1.1 is hereby deleted in its entirety and replaced with the following:

“13.1.1 Automatic Effect. In all cases hereunder, regardless of whether GSK elects to terminate this Agreement or not, in accordance with Section 13.1.2, effective [ * ] the consummation of such Subject Transaction:[ * ].”

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

1.10 Amendment of Section 13.1.2. Section 13.1.2 is hereby deleted in its entirety and replaced with the following:

“13.1.2 GSK Right to Terminate. In the event that such Subject Transaction occurs prior to the expiration of the Development Term, or the Extension Period, if any, then GSK shall have the right, upon written notice to EXEL within [ * ] of the consummation of such Change of Control, to terminate this Agreement. In the event GSK so elects to terminate this Agreement:[ * ].”

1.11 Amendment of Section 13.2.1. Section 13.2.1 is hereby deleted in its entirety and replaced with the following:

“13.2.1 Automatic Effect. Effective [ * ] the consummation of such Subject Transaction:[ * ].”

1.12 Deletion of Exhibit 7.1.1(c). Exhibit 7.1.1(c) is hereby deleted in its entirety.

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Second Amendment amends the terms of the Development Agreement and is deemed incorporated into, and governed by all other terms of, the Development Agreement. The provisions of the Development Agreement, as amended by this Second Amendment, remain in full force and effect.

2.2 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Second Amendment.

2.3 Counterparts. This Second Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation, which may result from the electronic transmission, storage and printing of copies of this Second Amendment from separate computers or printers. Facsimile signatures shall be treated as original signatures.

Signature Page Follows

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives as of the Second Amendment Effective Date.

EXELIXIS, INC.		SMITHKLINE BEECHAM CORPORATION

By:	/s/ George Scangos, Ph.D.	By:	/s/ Carol G. Ashe
Print Name:	George Scangos, Ph.D.	Print Name:	Carol G. Ashe
Title:	President & C.E.O.	Title:	Vice President & Secretary

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.